Exhibit No. 10.1

   Patent License and Technical Information Agreement Relating to Fiber Optic Sensing Systems dated as of January 15, 1997 between Lucent Technologies Inc.
                      and Electronic Control Security Inc.

               PATENT LICENSE AND TECHNICAL INFORMATION AGREEMENT

                                     between

                            LUCENT TECHNOLOGIES INC.

                                       and

                        ELECTRONIC CONTROL SECURITY iNC.

                        Effective as of January 15, 1997
                     Relating to Fiber Optic Sensing Systems

       PATENT LICENSE AND TECHNICAL INFORMATION AGREEMENT TABLE OF CONTENTS

ARTICLE I - GRANTS OF LICENSES

1.01   Grant
1.02   Duration
1.03   Scope
1.04   Ability to Provide Licenses
1.05   Warranty

ARTICLE II - TRANSFER AND USE OF TECHNICAL INFORMATION

2.01   Furnishing of Information
2.02   Non-Transmission
2.03   U.S. Export Control
2.04   Grant
2.05   Procurement
2.06   Accuracy
2.07   Nothing Construed
2.08   ECSI's Duties

ARTICLE III ROYALTY AND PAYMENTS

3.01   Royalty Calculation
3.02   Accrual
3.03   Exclusions
3.04   Records and Adjustments
3.05   Reports and Payments

ARTICLE IV - TERMINATION

4.01   Termination for Breach
4.02   Voluntary Termination
4.03   Survival

ARTICLE V - MISCELLANEOUS PROVISIONS

5.01   Disclaimer
5.02   Publicity
5.03   Nonassignability
5.04   Address
5.05   Taxes

5.06   Choice of Law
5.07   Integration
5.08   Agreement Prevails
5.09   No Patent License
5.10   Dispute Resolution

DEFINITIONS APPENDIX

                    PATENT LICENSE AND TECHNICAL INFORMATION AGREEMENT

This Patent License and Technical Information Agreement ("Agreement"), effective as of January 15, 1997, is between the following Parties: LUCENT TECHNOLOGIES INC., a Delaware corporation ("LUCENT"), having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and ELECTRONIC CONTROL SECURITY INC., a New Jersey corporation ("ECSI"), having an office at 23 Just Road, Fairfield, New Jersey 07004. The Parties agree as follows:

                                    ARTICLE I
                               GRANTS OF LICENSES

1.01 Grant

LUCENT grants to ECSI under LUCENT's PATENT personal, nonexclusive and nontransferable licenses to make, have made, use, lease, sell offer for sale and import OPTICAL FIBER SENSING SYSTEMs.

1.02 Duration

All licenses granted herein shall continue for the entire unexpired term of LUCENT's PATENT.

1.03 Scope

(a) Licenses granted under this Article I are not to be construed either (i) as consent by LUCENT to any act which may be performed by ECSI, except to the extent impacted by LUCENT's PATENT, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law.

(b) The grant of each license under this Article I includes the right of ECSI to grant sublicenses within the scope of such license to ECSI's SUBSIDIARIES for so long as they remain its SUBSIDIARIES. Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the sublicensee's becoming a SUBSIDIARY of ECSI.

---------------------------
*Any term in capital letters which is defined in the Definitions Appendix shall have the meaning specified therein.

1.04 AbIlity to Provide Licenses

LUCENT's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

1.05 Warranty

LUCENT warrants to ECSI that LUCENT is the owner of LUCENTs PATENT and that it has the right to grant to ECSI the license described herein.

                                   ARTICLE II
                    TRANSFER AND USE OF TECHNICAL INFORMATION

2.01 Furnishing of Information

(a) LUCENT agrees to allow ECSI to obtain TECHNICAL INFORMATION.

(b) Section 2.01(a) does not apply to any TECHNICAL INFORMATION previously furnished for limited use to ECSI. Any and all such previously furnished information shall be deemed also furnished hereunder to ECSI as of the effective date hereof.

(c) ECSI shall, without charge to LUCENT, disclose and furnish promptly to LUCENT any and all information derived from the TECHNICAL INFORMATION relating to OPTICAL FIBER SENSING SYSTEMs, and developed by ECSI's personnel solely or jointly with anyone prior to the expiration of five (5) years following the last furnishing of any TECHNICAL INFORMATION to ECSI under this Agreement.

(d) LUCENT and/or its SUBSIDIARlES shall have unrestricted, nonexclusive, fee-free rights (including nonexclusive, fee-free license rights for any patentable inventions) for all purposes to reproduce, use, and have used, in whole or in part, such information disclosed and furnished pursuant to Section 2.01(c), as well as articles made therewith or incorporating the inventive concepts thereof, (and to disclose any such information in connection with the reproduction, sale, use, making or the having made, of such article) without accounting to ECSI or any assignee or beneficiary thereof.

(e) ECSI shall use its best efforts to acquire rights to such information disclosed and furnished pursuant to Section 2.01(c), so that LUCENT and its SUBSIDIARIES shall receive the rights provided in this Section 2.01.

2.02 Non-Transmission

ECSI agrees that it will not, without the prior written consent of LUCENT, transmit, directly or indirectly, TECHNICAL INFORMATION or any portion thereof to any country outside of the United States.

2.03 U.S. Export Control

ECSI hereby assures LUCENT that it does not intend to and will not knowingly, without the prior written consent, if required, of the Office of Export Licensing of the U.S. Department of Commerce, P.O. Box 273, Washington, D.C. 20044, transmit directly or indirectly:

      (i)   any TECHNICAL INFORMATION; or

      (ii) any immediate product (including processes and services) produced directly by the use of TECHNICAL INFORMATION; or

      (iii) any commodity produced by such immediate product if the immediate product of TECHNICAL INFORMATION is a plant or a major component of a plant;

to (1) Haiti, Iran, Iraq, the People's Republic of China, Syria, those areas of the Republic of Bosnia and Herzegovina that continue under the control of Bosnian-Serb military forces, or to any Group Q, S, Y or Z country specified in Supplement No. 1 to Part 770 of the Export Administration Regulations issued by the U.S. Department of Commerce or (2) any national or resident of the foregoing countries.

In addition, if the immediate product of any of TECHNICAL INFORMATION is a plant or a major component of a plant, ECSI hereby assures LUCENT that any and all requirements of the Export Administration Regulations (including obtaining necessary assurances or licenses) will be satisfied with respect to any controlled commodity produced by such plant.

2.04 Grant

(a) LUCENT grants to ECSI a personal and nonexclusive right to use the TECHNICAL INFORMATION solely in the United States and solely for the manufacture in ECSI's factories of OPTICAL FIBER SENSING SYSTEMs and of maintenance parts therefor.

(b) ECSI may grant to ECSI's SUBSIDIARIES, for so long as they remain its SUBSIDIARIES, rights within the scope of the rights granted to ECSI by LUCENT under this Article II. The grant of any such rights may be made effective retroactively, but not prior to the effective date of this Agreement, nor prior to the date of the grantee's becoming a SUBSIDIARY of ECSI.

2.05 Procurement

(a) LUCENT grants to ECSI a personal and nonexclusive right, as an attribute of the right granted in Section 2.04, to disclose to any supplier or prospective supplier in the United States only those portions of TECHNICAL INFORMATION which are necessary for the procurement by ECSI of parts and subassemblies for OPTICAL FIBER SENSING SYSTEMs.

(b) ECSI agrees that it will not make any part of TECHNICAL INFORMATlON available to any such supplier or prospective supplier except on the agreement in writing (of which a copy will be furnished to LUCENT promptly upon its request) of such supplier or prospective supplier that it accepts as its own ECSI's commitments under Sections 2.02 and 2.03 and the confidentiality obligations of Section 2.08, that it will use all information received from ECSI only for the purpose of supplying to ECSI items of the type to be procured by ECSI pursuant to Section 2.05(a) and that it will promptly return or destroy each and every part of TECHNICAL INFORMATION as directed by ECSI.

2.06 Accuracy

LUCENT believes that the TECHNICAL INFORMATION is true and accurate, but LUCENT and its SUBSIDIARIES shall not be held to any liability for errors or omissions therein. LUCENT warrants to ECSI that LUCENT is the owner of the TECHNICAL INFORMATION and it has the right to grant to ECSI the licenses described herein.

2.07 Nothing Construed

Neither the execution of this Agreement nor anything in it or in the TECHNlCAL INFORMATION shall be construed as:

      (i) an obligation upon LUCENT or its SUBSIDIARIES to furnish any person or entity, including ECSI, any assistance of any kind whatsoever, or any information other than the TECHNICAL INFORMATION, or to revise, supplement or elaborate upon the TECHNICAL INFORMATION; or

      (ii) providing or implying any arrangement or understanding that LUCENT or its SUBSIDIARIES will make any purchase, lease, examination or test or give any approval.

2.08 ECSI's Duties

ECSI agrees:

      (i) that ECSI will not use any TECHNICAL INFORMATION except as authorized herein;

      (ii) that ECSI shall hold all of the TECHNICAL INFORMATION in confidence for LUCENT, shall not make any disclosure of any or all of such TECHNICAL INFORMATION to anyone, except to employees of ECSI who have a need to know and to any others to whom such disclosure may be expressly authorized hereunder and is necessary to implement the use for which rights are granted hereunder, and that ECSI shall appropriately notify each person to whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by such person; provided that ECSI shall not be required so to do in respect of portions of the TECHNICAL INFORMATION, if any, (a) which LUCENT agrees in writing were previously known to ECSI free of any obligations to keep confidential, or (b) which ECSI demonstrates to LUCENT's satisfaction have become generally known to the public, provided that such public knowledge was not the result of any act attributable to ECSI, or (c) which LUCENT otherwise explicitly agrees in writing need not be kept confidential;

      (iii) that, unless otherwise agreed to in writing by LUCENT, ECSI will continue to pay fees and perform recordkeeping and reporting obligations, in accordance with the provisions of this Agreement, with respect to OPTICAL FIBER SENSING SYSTEMs, notwithstanding any applicability of any exception of Section 2.08(ii) to any or all of the TECHNICAL INFORMATION;

      (iv) that ECSI will not, without LUCENT's, express written permission, make or have made, or permit to be made, more copies of any of the furnished TECHNICAL INFORMATION than are necessary for its use hereunder, and that each such copy shall contain the same proprietary notices or legends which appear on the furnished TECHNICAL INFORMATION; and

      (v) that all TECHNICAL INFORMATION shall be deemed the property of LUCENT, and upon any termination of all rights granted to ECSI hereunder pursuant to Article IV of this Agreement, ECSI shall immediately cease all use of TECHNICAL INFORMATION and shall, as directed by LUCENT, promptly destroy or deliver to LUCENT each and every part specified by LUCENT of TECHNICAL INFORMATION then under ECSI's control.

                                   ARTICLE III

                              ROYALTY AND PAYMENTS

3.01 Royalty Calculation

(a) ECSI shall pay to LUCENT the sum of fifty thousand United States dollars (U.S. $ 50,000.00). Such sum shall be paid to LUCENT in three installments as follows: a first installment of twenty thousand United States dollars (U.S. $20,000.00) shall be paid within ninety (90) days after the execution of this Agreement by both Parties; a second installment of fifteen thousand United States dollars (U.S. $15,000.00) shall be paid within thirty (30) days of July 1, 1997; and a third installment of fifteen thousand United States dollars (U.S. $15,000.00) shall be paid within thirty (30) days of November 1,1997.

(b) Thereafter, ECSI shall make minimum annual royalty payments of ten thousand United States dollars (U.S. $ 10,000.00) within sixty (60) days after each annual period beginning on January 1st, commencing with the annual period beginning on January 1, 1998. Each such minimum annual royalty payment shall be credited with respect to royalties that may become payable pursuant to Section 3.01(c) for each respective annual period ending on the following December 31st. In no event shall any minimum annual royalty payments made under this Section 3.01(b) or any portion thereof be refunded to ECSI.

(c) Royalty shall be payable to LUCENT at the rate of four and four-tenths percent (4.4%) on each REPORTABLE PRODUCT which is sold, leased or put into use by ECSI, or any of its SUBSIDIARIES. Such royalty rate shall be applied, except as otherwise provided in this Article III, to the FAIR MARKET VALUE of such REPORTABLE PRODUCT.

3.02 Accrual

(a) Royalty shall accrue on any OPTICAL FIBER SENSING SYSTEM upon its first becoming a REPORTABLE PRODUCT and shall become payable upon the first sale, lease or putting into use of such REPORTABLE PRODUCT. (Rebuilding or enlarging any product shall be deemed to be a first putting into use of such product). Obligations to pay accrued royalties shall survive termination of licenses and rights pursuant to Article IV and the expiration of LUCENT's PATENT.

(b) When a company ceases to be a SUBSIDIARY of ECSI, royalties which have accrued with respect to any products of such company, but which have not been paid, shall become payable with ECSI's next scheduled royalty payment.

(c) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of ECSI's obligation to pay such royalty would not be prohibited by applicable law.

3.03 Exclusions

An OPTICAL FIBER SENSING SYSTEM, which is a REPORTABLE PRODUCT, may be treated by ECSI as not licensed and not subject to royalty with respect to sales of such OPTICAL FIBER SENSING SYSTEM if the purchaser is licensed under the same patent to have said OPTICAL FIBER SENSING SYSTEM made and/or imported and if purchaser has the same rights as ECSI to use TECHNICAL INFORMATION, and the purchaser advises ECSI, in writing at or prior to the time of such sale, that it is exercising its own license under such patent and its own rights under TECHNICAL INFORMATION with respect to such manufacture and/or importation.

3.04 Records and Adjustments

(a) ECSI shall keep full, clear and accurate records with respect to all REPORTABLE PRODUCTs and shall furnish any relevant information which LUCENT may reasonably prescribe from time to time to enable LUCENT to ascertain the proper royalty due hereunder on account of OPTICAL FIBER SENSING SYSTEMs sold, leased and put into use by ECSI or any of its SUBSIDIARIES. ECSI shall retain such records with respect to each REPORTABLE PRODUCT for at least seven (7) years from the sale, lease or putting into use of such OPTICAL FIBER SENSING SYSTEM. LUCENT shall have the right through its accredited auditors to make an examination, during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination.

(b) Independent of any such examination, LUCENT will credit to ECSI the amount of any overpayment of royalties made in error which is identified and fully explained in a written notice to LUCENT delivered within twelve (12) months after the due date of the payment which included such alleged overpayment, provided that LUCENT is able to verify, to its own satisfaction, the existence and extent of the overpayment.

(c) No refund, credit or other adjustment of royalty payments shall be made by LUCENT except as provided in this Section 3.04. Rights conferred by this Section
3.04 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a Party having such right and signing such statement.

3.05 Reports and Payments

(a) Within sixty (60) days after the end of each semiannual period ending on June 30th or December 31st, commencing with the semiannual period during which this Agreement becomes effective, ECSI shall furnish to LUCENT at the address specified in Section 5.04 a statement certified by a responsible official of ECSI or its SUBSIDIARIES showing in a manner acceptable to LUCENT:

      (i) all REPORTABLE PRODUCTs which were sold, leased or put into use during such semiannual period;

      (ii)  the FAIR MARKET VALUEs of such REPORTABLE PRODUCTs;

      (iii) the amount of royalty payable thereon without regard to any credit available pursuant to Section 3.01 and the net amount payable after application of such credit; and

      (iv)  all exclusions from royalty pursuant to Section 3.03.

If no REPORTABLE PRODUCT has been so sold, leased or put into use, the statement shall show that fact.

(b) Within such sixty (60) days ECSI shall pay in United States dollars to LUCENT at the address specified in Section 5.04 the royalties payable in accordance with such statement. Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

(c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

                                   ARTICLE IV
                                   TERMINATION

4.01 TerminatIon for Breach

In the event of a breach of this Agreement by ECSI, LUCENT may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two (2) months' written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

4.02 Voluntary Termination

By written notice to LUCENT, ECSI may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date (not more than six (6) months prior to the giving of said notice) of such termination and shall clearly specify any affected invention or product. In the event LUCENT's PATENT expires or becomes unenforceable or if ECSI surrenders one or more rights granted to it under
Article I, LUCENT agrees to consider renegotiating royalties and payments due under Article III.

4.03 Survival

Any termination of licenses and rights of ECSI under the provisions of this
Article IV shall not affect ECSI's licenses, rights and obligations with respect to any OPTICAL FIBER SENSING SYSTEM made prior to such termination. The rights, licenses and obligations which, by their nature would continue beyond termination of this Agreement, including but not limited to ECSI's obligations under Sections 2.01, 2.02, 2.03 and 2.08, shall survive and continue after any such termination of this Agreement.

                                   ARTICLE V
                            M1SCELLANEOUS PROVISIONS

5.01 Disclaimer

Neither LUCENT nor any of its SUBSIDIARIES, expressly or impliedly, makes any representations, extends any warranties of any kind (except as provided in Section 1.05), assumes any responsibility or obligations whatever, or confers any right by implication, estoppel or otherwise, other than the licenses and rights herein expressly granted.

By way of example but not of limitation, LUCENT and its SUBSIDIARIES make no representations or warranties of merchantability or fitness for any particular purpose, or that the use of the TECHNICAL INFORMATION or any of it will not infringe any patent or other intellectual property right. LUCENT and its SUBSIDIARIES shall not be held to any liability with respect to any claim by ECSI or any third party on account of, or arising from, the use of the TECHNICAL INFORMATION or any of it. LUCENT represents that as of execution of this Agreement, it has no knowledge of any claims against it for infringement related to use of the TECHNICAL INFORMATION to make OPTICAL FIBER SENSING SYSTEMs.

5.02 Publicity

ECSI agrees that no right is granted to ECSI in this Agreement to use any identification (such as, but not limited to, trade names, trademarks, trade devices, service marks or symbols, and abbreviations, contractions or simulations thereof) owned by or used to identify LUCENT or any or its SUBSIDIARIES or any of its or their products, services or organizations, and that ECSI agrees it will not, without the prior written permission of LUCENT,
(i) use any such identification in advertising, publicity, packaging, labeling or in any other manner to identify itself or any of its products (including OPTICAL FIBER SENSING SYSTEMs), services or organizations or (ii) represent directly or indirectly that any product, service or organization of ECSI is a product, service or organization of LUCENT or any of its SUBSIDIARIES, or that any product or service of ECSI is made in accordance with or utilizes any information of LUCENT or any of its SUBSIDIARIES,

5.03 Nonassignability

(a) LUCENT has entered into this Agreement in contemplation of personal performance by ECSI and it is LUCENT's intention that a transfer of ECSI's licenses or rights not occur without LUCENT's express written consent.

(b) Neither this Agreement nor any licenses or rights hereunder, in whole or in part, shall be assignable or transferable by ECSI (by operation of law or otherwise) without LUCENT's express written consent.

(c) Any purported assignment or transfer of this Agreement or licenses or rights hereunder by ECSI without LUCENT's necessary consent shall be void (without affecting any other licenses or rights hereunder).

5.04 Address

(a) Any notice or other communication hereunder shall be sufficiently given to ECSI when sent by certified mail addressed to the office specified above or to LUCENT when sent by certified mail addressed to Contract Administrator, Intellectual Property Division, Lucent Technologies lnc., 2333 Ponce de Leon

Boulevard - Suite 511, Coral Gables, Florida 33134, United States of America. Changes in such addresses may be specified by written notice.

(b) Payments by ECSI shall be made to LUCENT at Sun Trust, P.O. Box 913021, Orlando, Florida, 32891-3021, United States of America. Alternatively, payments to LUCENT may be made by bank wire transfers to LUCENT's account: Lucent Technologies Licensing, Account No. 910-2-568475, at Chase Manhattan Bank, N.A., Four Chase Metrotech Center, Brooklyn, New York 11245, United States of America. Changes in such address or account may be specified by written notice.

5.05 Taxes

ECSI shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which ECSI is required to withhold or deduct from payments to LUCENT, except (i) net income taxes imposed upon LUCENT by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income taxes imposed upon LUCENT by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT or any of its SUBSIDIARIES. In order for the exception in (ii) to be effective, ECSI must furnish to LUCENT evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid. Such evidence must be furnished to LUCENT within thirty (30) days of issuance by the local taxing authority.

5.06 Choice of Law

The Parties are familiar with the principles of New York commercial law, and desire and agree that the law of New York, exclusive of its conflict of laws provisions, shall apply in any dispute arising with respect to this Agreement.

5.07 Integration

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.

5.08 Agreement Prevails

This Agreement shall prevail in the event of any conflicting terms or legends which may appear on the TECHNICAL INFORMATION.

5.09 No Patent License

Except as explicitly provided in Article I, nothing contained herein shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, whether or not the exercise of any right herein granted necessarily employs an invention of any existing or later issued patent.

5.10 Dispute Resolution

(a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

(b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the Agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

(c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

(d) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement.

(e) The place of mediation and arbitration shall be New York City.

(f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

(g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

(h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

(i) The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

                              LUCENT TECHNOLOGIES

                              By /s/ M. R. Greene
                                ----------------------------
                                     M. R. Greene
                                Vice President - Intellectual Property

                              Date: 1-22-97
                                   -------------------------


                              ELECTRONIC CONTROL SECURITY INC.

                              By /s/  ARTHUR BIRCH
                                ----------------------------

                              Title Pres.
                                   -------------------------

                              Date Jan. 14, 1997
                                  --------------------------

                  THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                     IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                             REPRESENTATIVES OF BOTH PARTIES

                              DEFINITIONS APPENDIX

FAIR MARKET VALUE means, with respect to any item sold, leased or put into use, the greater of (1) the selling price which a seller would realize from an unaffiliated buyer in an arm's length sale of an identical item in the same quantity and at the same time and place as such sale, lease or putting into use, or (ii) the selling price actually obtained for such product in the form in which it is sold, whether or not assembled (and without excluding therefrom any components or subassemblies thereof which arc included in such selling price).

In determining 'selling price' the following shall be excluded:

       (a) usual trade discounts actually allowed to unaffiliated persons or entities;
       (b) packing costs;
       (c) costs of insurance and transportation; and
       (d) import, export, excise, sales and value added taxes, and customs duties.

LUCENT's PATENT means U.S. Patent 4,904,050 and any reissue thereof.

OPTICAL FIBER means a filamentary body of optical transmission material of a design primarily adapted for transmitting electromagnetic WAVES having a frequency in excess of three hundred (300) GHz, along a desired path extending longitudinally therethrough and to which such WAVES are substantially confined by the refraction of reflection (or both) of such WAVES.

OPTICAL FIBER SENSING SYSTEM means any instrumentality or aggregate of instrumentalities of a type for sensing any intrusion into an OPTICAL FIBER or a network of OPTICAL FIBER and includes all auxiliary apparatus associated therewith and involved in performing the function thereof.

REPORTABLE PRODUCT means any OPTICAL FIBER SENSING SYSTEM, or replacement part therefor,

      (a) the manufacture, importation, sale, lease or use of which by ECSI or any of its SUBSIDIARIES would but for licenses or rights under this Agreement, constitute (i) infringement of LUCENT's PATENT by ECSI or its SUBSIDIARIES, or (ii) any other violation of applicable law by ECSI or its SUBSIDIARIES for which LUCENT or any of its SUBSIDIARIES would be entitled to compensation or other remedy on account of such patent, or

      (b) which is manufactured with the use of any of the TECHNICAL INFORMATION (including any such article, and any maintenance part therefor, manufactured with manufacturing facilities made with the use of any of the TECHNICAL INFORMATION), other than (i) demonstration models and articles and maintenance parts produced in the course of, or intended for use in connection with, research, development and or experimental undertakings controlled by ECSI, and
            (ii) articles and maintenance, parts therefor furnished to LUCENT or any of its SUBSIDIARIES.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of the equity interest in which is now or hereafter owned and controlled by such company either directly or indirectly, but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

TECHNICAL INFORMATION means certain informative material (including all copies derived from material furnished hereunder) relating to OPTICAL FIBER SENSING SYSTEMs and the term also means the information available from such material, such material including but not limited to information previously supplied under license to Mason and Hanger National, Inc.

WAVES means all impulses, alternations or other variation with time, of electric, magnetic, electromagnetic (including light), acoustic or mechanical magnitudes or combinations thereof.

                                        Agreement

      This agreement is made and entered into this 5th day of March, 1997 by and among Mason & Hanger National, Inc., a Delaware corporation with offices at 260 Finney Drive, Huntsville, AL 35724 (MHN) and ECSI-FOIDS, Inc. a New Jersey corporation with offices at 23 Just Road, Fairfield, NJ 07004 (ECSl) and Arthur Birch whose address is 23 Just Road Fairfield, NJ 07004 (Birch).

      Recitals

      The shareholders and Board of Directors of MHN have authorized the closure and wind up of MHN;

      ECSI, a sales representative of MHN, desires to continue the manufacture of MHN's FOlDs product line and has offered to purchase certain of MHN's inventory and secure the necessary licenses from MHN and its licenser Lucent;

      MHN is willing to sell certain of its inventory, license its patents and agree to other related matters on the following terms and conditions;

      For and in consideration of the promises set out below, the parties agree as follows:

      1. License. MHN and ECSI agree to enter into the license agreement attached and made a part hereof as Attachment A. MHN also agrees to grant to ECSI source code, PCB drawings, schematics, and trade secrets as described in Attachment E. In return for the use of the MHN trade secrets as described in attachment E, ECSI agrees that any patent that is applied for based upon these trade secrets will be a patent jointly owned by ECSI and MHN or MHN's successor in interest. In addition, the source codes provided are considered trade secrets by MHN. ECSI agrees that if this source code or any code based upon this source code is copyrighted it will be a copyright jointly owned by ECSI and MHN or MHN's successor in interest

      2. Lucent License. MHN agrees to assist ECSI in securing the necessary related license from Lucent by responding to reasonable requests related to Lucent's license. Should MHN no longer employ anyone who can respond to the request at the time ECSI or Lucent makes an inquiry, MHN shall not be obligated to assist further.

      3. Sale of Materials. MHN agrees to sell and ECSI agrees to purchase the assets described in enclosures 1, 2 and 3 to Attachment B attached and made a part hereof for a total purchase price of $151,500 in seven lots. The first lot shall be purchased for $25,000. After the initial purchase of the first lot on the effective date of this agreement, ECSI shall purchase one lot each thirty
(30) days thereafter for a purchase price of $21,083.33 per lot, with the first thirty day period beginning thirty days after the effective date of this Agreement. Fifty percent (50%) of the purchase price for each lot must be paid by cashier's or certified check delivered at the time of receipt of the lot and the balance must be paid by cashier's or certified check within 30 days of receipt of the lot.

If ECSI does not pay for a lot in full during a thirty (30) day period, MHN shall have the right to increase the price of said lot by 20%, if the lot is sold to ECSI within 15 days of lot procurement date. ECSI's obligation to purchase the lots shall not be contingent on the making of any potential sales and MHN's identification of the above shall not constitute a representation or guarantee of future sales. MHN MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE ITEMS TRANSFERRED ABOVE (INCLUDING BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE). THE ITEMS ARE TRANSFERRED TO ECSI "AS IS."

      4. Other Items Purchased by ECSI. MHN agrees to sell and ECSI agrees to purchase the assets described in enclosures 4 and 5 to Attachment B as described below and attached and made a part hereof for the consideration set forth next to each enclosure item, with the consideration to be paid in full at closing by certified or cashier's check:

      a) Enclosure 4 to attachment B - Marketing and Production items - $9,500; and

      b) Enclosure 5 to Attachment B - Research and Development equipment, tools and files - $16,000

MHN MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE ITEMS TRANSFERRED ABOVE (INCLUDING BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE). THE ITEMS ARE TRANSFERRED TO ECSI "AS IS."

      5. Sublease. MHN agrees to sublease the portion of its premises located at 260 Finney Drive, Huntsville, AL 35824 described on Attachment C, attached and made a part hereof to ECSI for a period of 90 days after the effective date of this Agreement. ECSI shall pay MHN at the beginning of each 30 day period $1,400. ECSI shall pay all expenses as described on Attachment C within 10 days of receiving the bill. Prior to taking possession of the designated premises, ECSI shall provide MHN with evidence of premises liability coverage (naming MHN as an additional insured). ECSI's possession of the premises shall be subject to the same terms and conditions as set forth in MHN's lease attached and made a part hereof as Attachment D except as modified by this paragraph or Attachment C.

      6. Notices. No sooner than the effective date as hereinafter defined, MHN shall provide ECSI with names and addresses of its customers, sales representatives distributors, end users and key suppliers for ECSI to prepare a joint letter advising them of ECSI's license. MHN shall approve the terms of the letter and ECSI shall bear all costs related to the mailing.

      7. Effective Date. This agreement shall not be effective until the happening of all of the following which must occur by December 6, 1996 for the obligations of the parties to remain in effect:

            a) ECSI's payment in full of its open account with MHN in the amount of $18,307.31 (invoices number 1579, 1580, and 1625).

            b) ECSI's payment of $25,000 good faith money which shall also be consideration for the first lot of inventory, as described in enclosure 1 to Attachment B.

            c) ECSI's payment of $25,500 for the items described in enclosures 4 and 5 of Attachment B.

            d)    ECSI's payment of the first 30 days rent in the amount of $
                  1,400.

            e) Birch's guarantee of ECSI's performance under this agreement as evidenced by his signature to this agreement under the statement, "I fully guarantee the performance of ECSI."

            f) ECSI's securing of a necessary license from Lucent and delivery of evidence of such license to MHN in form satisfactory to MHN.

            g) MHN's securing of its landlord's permission to sublease a portion of the premises to ECSI.

            h) ECSI's delivery of the required evidence of insurance naming MHN as an additional insured, including product liability insurance as required in the License included as Attachment A.

            i) ECSI's delivery of the required evidence that it has entered into a nondisclosure agreement with Scientific Approaches relating to the Graphic Link protocol, in a form satisfactory to MHN.

            j) ECSI's delivery of an executed License Agreement substantially in the form of Attachment A.

      8. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

      a) The failure of ECSI to pay, promptly when due, any payment due under this Agreement or under any Attachment hereto if such failure shall continue unremedied for ten (10) days after receipt of written notice of such failure; or

      b) MHN reasonably determines that the books and records of ECSI or the sales reports required by the License Agreement attached as Attachment A are not accurate and such inaccuracy is not cured within ten (10) days of receipt of written notice of such inaccuracy.

      c) ECSI defaults, breaches or fails to perform, observe or meet any covenant, statement, agreement, stipulation, term or condition made in the Agreement or any Attachment to the Agreement hereunder, with no prior demand therefor or notice by MHN necessary except to the extent, if any, required under the express terms of the Agreement or Attachment to the Agreement governing such default; or

      d) The happening of any of the following (a) insolvency of ECSI or the Guarantor, (b) filing of a voluntary petition in bankruptcy by ECSI or Guarantor, (c) filing of a involuntary petition in bankruptcy against ECSI or Guarantor, (d) appointment of a receiver or trustee for ECSI or Guarantor, (e) execution of an assignment for the benefit of creditor by ECSI or Guarantor, provided that such petition, appointment, assignment is not vacated or nullified within fifteen (15) days of such event; or

      e) ECSI fails to maintain and keep in force the insurance required under this Agreement or any Attachment to the Agreement, with no prior demand therefor or notice by MHN necessary after notice to cure.

      9. Remedies upon Default. Notwithstanding any contrary provision or inference herein or elsewhere:

      a) MHN's Right to Declare a Default in its Sole Discretion. If any Event of Default referred to in Article 8 of this Agreement shall occur or begin to exist, MHN may, declare a default hereunder in its sole discretion, after any requisite cure period has expired.

      b) Termination and Reversion. Immediately upon a declaration of a default pursuant to this Agreement, MHN is entitled to become the sole owner of all of the assets described in paragraph 1 of this Agreement and the License Agreement shall be deemed to be terminated. MHN may also terminate other provisions of this Agreement and the Attachments hereto as it sees fit, in its sole discretion. The Items listed in Attachment E of this Agreement shall revert back to MHN or MHN's successor in interest with MHN (or its successor in interest) being the sole owner. Any patents or copyrights jointly owned by ECSI and MHN or MHN's successor in interest shall revert to be owned solely by MHN or MHN's successor in interest; and

      c) Rights Cumulative. All of the rights and remedies of MHN upon occurrence of an Event of Default hereunder shall be cumulative to the greatest extent permitted by law and shall be in addition to all those rights and remedies afforded MHN at law or in equity or bankruptcy.

      10. Miscellaneous.

      a) Birch shall be the point of contact for ECSI. Cliff Cizan, 2355 Harrodsburg Road, Lexington, KY 40504 (phone 606-223-2277) shall be the point of contact for MHN.

      b) Kentucky law shall govern this agreement and the parties by their execution hereto submit to the personal jurisdiction of the Fayette Circuit Court located in Lexington, KY.

      c) Should litigation arise from this agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys fees from the losing party.

      d) No party may assign its/his interests under this agreement without the prior written consent of the other parties. Approval of an assignment by ECSI shall be contingent on, among other things, Birch's guarantee of the assignee's performance.

      e) In the event that any one or more provisions contained in this Agreement or any Attachment hereto shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have executed this agreement the day and year above written.


MASON & HANGER NATIONAL, INC.

By: /s/ [ILLEGIBLE]                                Date    3-7-97
   ------------------------------------------------     -----------------------
Title: Treasurer


ECSI-FOIDS, INC.

By: /s/ Arthur Birch                               Date    11-29-96
   ------------------------------------------------     -----------------------
Title: Pres.

I fully guarantee the performance of ECSI-Foids, Inc. under this agreement.

/s/ Arthur Birch                                   Date    11-29-96
---------------------------------------------------     ----------------------
Arthur Birch

                                  ATTACHMENT A

            The License agreement between MHN and ECSI is attached.

                                LICENSE AGREEMENT

      This LICENSE AGREEMENT is made and entered into by and between MASON & HANGER NATIONAL, Inc., a Delaware corporation, having its principal office and place of business at 260 Finney Drive, Huntsville, Alabama 35824, (hereinafter the Licensor), and ECSI International, Inc., a New Jersey company, having its principal office and place of business at 23 Just Road, Fairfield, New Jersey 07004, (hereinafter the Licensee).

                                    WITNESSTH

      WHEREAS, Licensor is the owner by Assignments recorded in the United States Patent Office of the Licensed Patents listed in Section 1 below; and

      WHEREAS, the parties hereto desire that Licensor grant Licensee a License to manufacture, use and sell products, hereinafter referred to as "Licensed Products", and to practice the inventions described and claimed within the Licensed Patents.

      NOW THEREFORE, in consideration of the promises and mutual covenants cited herein, and other good and valuable consideration, the receipt thereof which is hereby acknowledged, and subject to Licensee obtaining a Licensing agreement from Lucent, the parties do hereby agree as follows:

       1. LICENSED PATENTS:

      As used in this Agreement, the phrase "Licensed Patents" shall mean and include:

      A) U.S. Patent 5,355,208, entitled: "DISTRIBUTED FIBER OPTIC SENSOR FOR LOCATING AND IDENTIFYING REMOTE DISTURBANCES", inventors: Brian B. Crawford, Robert J. Prenovost, Jimmy L. Reil and Jeff C. Robinson and any reissues, reexaminations or extensions thereof;

      B) U.S. Patent 5,373,487, entitled: "DISTRIBUTED ACOUSTIC SENSOR", inventors: Brian B. Crawford, Robert J. Prenovost, Judy K. Burden, Jeff C. Robinson and Axis Tanone and any reissues, reexaminations or extensions thereof; and

      C) U.S. Patent 5,567,933 (issuing 10/22/96) entitled: "OPTICAL FIBER DETECTION SYSTEM WITH DISTURBANCE AND POSITIVE CUT-LOOP DETECTION CAPABILITIES", inventors: Jeffrey C. Robinson and Brian B. Crawford and any reissues, reexaminations or extensions thereof.

       2. LICENSED PRODUCTS

       As used in this Agreement, the phrase "Licensed Products" shall mean goods, systems, structures and/or installations and components thereof, the manufacture, use, or sale of which would constitute an infringement or a contributory infringement with respect to one or more of the claims of the Licensed Patents and including equivalents thereof and improvements thereon.

      3. GRANT OF LICENSE:

      Licensor agrees to and does hereby grant to Licensee, upon and subject to the terms and conditions hereinafter set forth, including Section 7, an Exclusive License to make, use and sell Licensed Products covered by the Licensed Patents within the geographic area described in Section 5 hereof. Licensor specifically retains the right to make, use and sell the License Products covered by the Licensed Patents within the geographic area described in
Section 5 hereof.

              4.   TERM:

      This Agreement and the License granted under it shall expire ten (10) years from the effective date of this Agreement which shall be March 5, 1997 unless sooner terminated under the provisions hereof.

              5.  GEOGRAPHIC AREA.

      The rights granted to Licensee hereunder shall be exercised by Licensee world wide.

      6. DEFINITION OF "NET SALES PRICE":

      As used herein the term "Net Sales Price" shall mean the invoice price charged by Licensee for Licensed Products sold by Licensee less:

      A) Refunds, credits and allowances actually made or allowed to customers for returned Licensed Products;

      B) Any sales, or similar, taxes set forth as part of the invoice price;

      C) Trade discounts and allowances that would normally be incurred in Licensee's business exclusive of anticipations afforded to and actually taken by customers in payment of Licensed Products; and

      D) Any freight charges.

      If Licensee sells Licensed Products to a related marketing organization or any individual or company in whole or in part controlled or owned by Licensee, the invoice price used to determine the "Net Sales Price" hereunder shall be, if greater than Licensee's "Net Sales Price", the invoice price at which the

Licensed Products are sold by such related entity to any unrelated customer in an arms length transaction.

      7. ROYALTIES:

      For the License herein granted with respect to the Licensed Patents, Licensee shall pay to Licensor royalties in the sum equal to five percent (5%) of the "Net Sales Price" for Licensed Products sold.

      Should Licensor not be paid royalties of at least $25,000.00 for a full license year, beginning the first license year of this agreement, Licensor shall have the right at any time during the succeeding license year to declare this exclusive license to be a non-exclusive license or to terminate the license, at Licensor's option. In such event Licensor may grant licenses to any other persons or entities on terms and conditions as Licensor deems appropriate. Licensee may retain the exclusive license by paying to Licensor, in addition to the royalties actually paid for any full license year, the difference between the sum of $25,000.00 and such royalties. Such payments must be made within thirty (30) days of the end of the license year. Licensor must notify Licensee, in writing, within ninety (90) days of the end of such license year of any termination or change in the status of the license to a non-exclusion license for failure to pay Licensee the minimum royalties recited herein.

      8. LICENSEE'S RECORDS:

      Licensee shall keep and maintain at its regular place of business complete books and records of business transactions by Licensee in connection with the Licensed Products covered by the Licensed Patents, including, but not limited to, books and records relating to the "Net Sales Price" and orders for such products. Licensee's accounting records of sales, shipments, installations and returns of Licensed Products shall be maintained separately from accounting records relating to other items manufactured or sold by Licensee. Such books and records shall be maintained in accordance with generally accepted accounting procedures. Licensor, or its duly authorized agents or representatives, shall have the right to inspect such books and records at Licensee's premise during regular business hours, provided that Licensor shall give Licensee at least ten
(10) days advance written notice of its intention to do so and provided that such inspections will be limited to one inspection per calendar year. In the event that Licensee has understated "Net Sales Price" or underpaid royalties in excess of ten percent (10%) of said net shipments for the calendar year, Licensee shall forthwith and upon written demand also pay Licensor's costs, fees and expenses incurred in conducting an audit with respect to books and records kept with respect to the Licensed Products. Should any audit disclose that the royalties paid exceed the actual royalties due, Licensee shall be entitled to a credit equal to such excess royalties against the royalties next accruing under this Agreement. In the event no further royalties will be accruing under this Agreement, then to the extent such audit discloses that the royalties paid exceeded the actual royalties due, the excess shall be paid to Licensee.

      9. LICENSEE'S MONTHLY REPORTS OF SALES AND ROYALTY PAYMENTS:

      On or before the first day of each month during the term hereof, Licensee shall deliver to Licensor written statements certified to be true and correct by the Chief Financial Officer of Licensee, setting forth the sales and "Net Sales Prices" of Licensed Products for the proceeding month together with a check payable to Licensor in full payment of the earned royalties shown on such statement to be due under Section 7 hereof.

      10. BEST EFFORTS OF LICENSEE:

      Licensee shall use its best efforts and skills to make, use and sell the Licensed Products. In the event Licensee fails to sell Licensed Products using such best efforts and skills, Licensor shall have the right to cancel and terminate this Agreement by giving written, notice of such termination to Licensee.

      11. RESTRICTIONS UPON SUBCONTRACTS:

      Licensee shall only have the right to enter into subcontracts including imports for the manufacture, use and sale of Licensed Products upon written consent of Licensor. Any subcontracts by Licensee shall be governed and condition on the same rights, privileges, restrictions and requirements including payment of royalties, right to inspect, and to take accountings as provided elsewhere in this Agreement.

      12. ASSIGNMENT AND TRANSFERS:

      No assignment, transfer, sale, sub-license, or conveyance of any of Licensee's rights, duties or interest in this Agreement shall be made without Licensor's prior written consent and shall be subject to the provisions of this Agreement, including royalties, right to inspect, accountings, termination and rights of Licensor unless otherwise agreed to in writing between the parties.

      13. PRESERVATION OF THE PATENTS:

      Licensee shall cause to appear on all Licensed Products and/or on all materials used in connection with the sale thereof such legends, markings and notices as may be required by laws governing the geographic area in order to give appropriate notice of all patent rights granted and pertaining to the Licensed Patents. Such products or materials associated with the Licensed Product should bear the mark "Patented" and the Patent Number(s) of the Licensed Patent(s).

      14. INFRINGEMENT AND OTHER LITIGATION:

      Licensor represents that it is the sole owner of all rights to the Licensed Patents exclusive of the rights of all others. The Licensor has no present knowledge or belief that any of the claims of the Licensed Patents are not valid and enforceable and that Licensor has the absolute right to grant this License.

      In order to protect rights of each party under this Agreement, each party will keep the other fully informed of the infringement of any Licensed Patent by third parties. The Licensor shall have the right to be represented by counsel at Licensor's expense in any legal action taken to enforce any patent rights with respect to the Licensed Patents against a third party infringer. Responsibility for the cost and expenses of such legal action shall be mutually agreed upon in writing between the Licensor and Licensee prior to the institution of any such legal action. In any action by Licensor or Licensee whether by original petition, complaint, or by counterclaim against a third party for violation of patent rights in the Licensed Patents, each party shall be entitled to retain any settlement, recovery, and/or awarded damages in proportion to the agreed upon percentage of the cost and expenses of such action. Absent any agreement for maintaining such a legal matter to enforce the Patent Rights, Licensor shall, in its own judgment, take whatever action it deems necessary at its own expense.

      With respect to any third party suit or action against Licensee whether by original petition, complaint, or by counterclaim, seeking to declare invalid and/or unenforceable all or any of the claims of any of the Licensed Patents, the defense fees, cost, and expenses shall be agreed upon by the parties hereto as soon as reasonably practical after the commencement of such third party suit or action. If Licensor refuses to participate in any such third party suit or action, the Licensee may defend and prosecute such action and, in such event, shall be entitled to the entire amount of any award of damages, settlement or recover, exclusive of royalties otherwise due to the Licensor.

      15. DEFAULTS BY LICENSEE:

      Except as otherwise expressly provided for in this Agreement, in the event Licensee shall default in the performance of any of the terms and conditions to be performed hereunder, including the payment of royalties, and the same shall not be cured within ten days (10) after written notice to Licensee, Licensor may, at its option, or any time thereafter, cancel and terminate this Agreement.

      16. LICENSOR'S RIGHT UPON TERMINATION:

      In the event this Agreement is cancelled or terminated, Licensee shall assign and transfer any and all rights of Licensee to all Licensed Patents and Licensed Products to Licensor and shall not thereafter use the same in any manner. Upon cancellation or termination, all Licensee's stock of Licensed Products on hand may be purchased at cost by Licensor.

      17. INSURANCE

      Licensee does indemnify and hold harmless Licensor for any liability or claim thereof based upon the manufacture, use and sale by Licensee of the Licensed Products. To this end, Licensee and its Sub-Licensees, if any, agree to carry product liability insurance with respect to License Products. Such insurance may be obtained in conjunction with product liability insurance which covers products other than the Licensed Products. Licensee shall deliver to Licensor, at Licensor's request, a certificate evidencing the existence of such insurance policies promptly upon written request by Licensor.

      18. ATTORNEY'S FEES AND APPLICABLE LAW:

      In the event Licensor or Licensee shall commence any action or proceeding against the other by reason of any breach or claimed breach of the performance of any of the terms or conditions of this Agreement, or to seek a judicial declaration or rights hereunder, the prevailing party of such action or proceeding shall be entitled to reasonable attorney's fees to be fixed by the court or the applicable hearing officer(s). In any legal action or proceeding brought in which any right or obligation arising from this Agreement is at issue, the law applicable hereunder shall be the law of the State of Kentucky.

      19. NO AGENCY OF PARTIES:

      This Agreement does not make Licensee the agent or legal representative of Licensor nor Licensor the agent or legal representative of Licensee for any purpose whatsoever. Except as otherwise provided herein, Licensee is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of, or in the name of, Licensor or to bind Licensor in any manner or thing whatsoever; nor, except as otherwise provided herein, is Licensor granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, Licensee or to bind Licensee in any manner or thing whatsoever. No joint venture or partnership between Licensor and Licensee is intended nor shall be inferred.

      20. ADDRESS FOR NOTICE:

      All notices between the Licensor and Licensee shall be in writing addressed to Licensee or Licensor at the respect address set forth below and shall be effective upon receipt if mailed by first class mail.

      Licensor:    Richard A. Nathan
                   2355 Harrodsburg Road
                   Lexington, Kentucky 40504

      Licensee:    c/o Arthur Birch, President and COO
                   ECSI International, Inc.
                   23 Just Road
                   Fairfield, New Jersey 07004

      If any of the parties hereto shall during the term of this Agreement change address, then, upon given written notice to the other party of the new address, the new address shall be the address for notice hereunder.

      21. WAIVER BY LICENSOR:

      In the event Licensor shall at any time waive any of its rights hereunder this Agreement or the performance by Licensee of any of its obligations hereunder, such waiver shall not be construed as a continuous waiver of the same rights or obligations or a waiver of any other rights or obligations.

      22. SEPARABILITY:

      Any provision of this Agreement which shall be, or is determined to be, invalid, shall be effective, but such invalidity shall not affect the remaining provisions hereof.

      23. BINDING UPON SUCCESSOR:

      This Agreement shall be binding upon and shall enure in order to the benefit of the parties hereto and their respective heirs, successors and assigns.

                                       FOR LICENSOR:
                                       MASON & HANGER NATIONAL, INC.

                                       By: [ILLEGIBLE]      its  Treasurer
                                          --------------------------------
                                               3/7/97
                                          --------------------------------
                                          Date

                                       FOR LICENSEE:
                                       ECSI INTERNATIONAL, INC.

                                       By: /s/ Arthur Birch      its Pres.
                                          --------------------------------
                                               11-26-96
                                          --------------------------------
                                          Date